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                                                                   EXHIBIT 10.15


                               SIXTH AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    WESTCOAST HOSPITALITY LIMITED PARTNERSHIP

         THIS AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of November 1, 1997, is dated for reference purposes June 30, 2000 and is entered into by and among WestCoast Hospitality Corporation, a Washington corporation (formerly known as Cavanaughs Hospitality Corporation and referred to herein as ("WHC" or "General Partner"), as the General Partner and all other signators to this document, who constitute all of the Limited Partners of WestCoast Hospitality Limited Partnership ("Partnership"), as the Limited Partners.

                  WHEREAS, the Partners have previously entered into that certain Amended and Restated Partnership Agreement of Cavanaughs Hospitality Limited Partnership dated as of November 1, 1997 as amended from time to time thereafter ("Partnership Agreement"); and

                  WHEREAS, the Partners desire to amend the Partnership Agreement as set forth in this document ("Sixth Amendment")

                  NOW, THEREFORE, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto amend each of the following Sections of the Partnership Agreement to read as follows:

                            AMENDMENT TO SECTION 2.2

Section 2.2 is amended to read as follows:

         Section 2.2       Name

         The name of the Partnership shall be WestCoast Hospitality Limited Partnership. The General Partner has changed its name to WestCoast Hospitality Corporation. The term "WHC" is substituted for the term "CHC" wherever it appears in the Partnership Agreement. Subject to the provisions of Section 7.5.C of the Partnership Agreement as modified by the Sixth Amendment, the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner, any Affiliate or such other business names as the General Partner shall determine. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

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                           AMENDMENT TO SECTION 7.4.B

Section 7.4.B is amended to read as follows:

         Section 7.4       Reimbursement of the General Partner

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of; or for the benefit of; the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. WHC has the authority, in its sole discretion, to properly designate on its tax filings and supporting books and records that items of income, gain, loss, deduction, credit, cash flow and indebtedness incurred pursuant to the provisions of Section 7.5.C of the Partnership Agreement as modified by the Sixth Amendment are solely the income, gain, loss, deduction, credit, cash flow and indebtedness of WHC rather than of the Partnership. Except as provided in the preceding sentence, the Limited Partners acknowledge that, for purposes of this Section 7.4.B, all of the General Partner's expenses (including without limitation, costs and expenses associated with compliance with the periodic reporting requirements and all other rules and regulations of the Securities and Exchange Commission or any other federal, state or local regulatory body, salaries payable to officers and employees of the General Partner, fees and expenses payable to directors of the General Partner, and all other operating of administrative costs of the General Partner) are deemed incurred for the benefit of the Partnership and shall be paid by or reimbursed by the Partnership as provided in this Section 7.4.B. Such reimbursement shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof. All payments and reimbursements hereunder will be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf; and not expenses of the General Partner.

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                           AMENDMENT TO SECTION 7.5.C

Section 7.5.C is amended to read as follows:

         Section 7.5       Outside Activities of the General Partner

         C. Notwithstanding Section 7.5.A above, the WHC shall have the right to hold assets, conduct business and incur indebtedness in connection therewith, with respect to certain assets that WHC believes, in its sole and absolute discretion, cannot or should not be held by or transferred to the Partnership. All benefits and burdens of any activities conducted in this fashion shall inure to the benefit of the Partners only through the exercise of the Redemption Right described in Section 8.6 of the Partnership Agreement. The items of income, gain, loss, deduction, credit, cash flow and indebtedness designated as solely the income, gain, loss, deduction, credit, cash flow and indebtedness of WHC pursuant to the provisions of Section 7.4.B of the Partnership Agreement as modified by the Sixth Amendment are not attributable to the Partnership. Except as provided in the preceding sentence, all income, gain, loss, deduction, credit, cash flow and indebtedness shall be considered Partnership income, gain, loss, deduction, credit, cash flow and indebtedness.

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                            AMENDMENT TO SECTION 7.10

Section 7.10 is amended to read as follows:

         Section 7.10      Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. Except as provided in
Section 7.5.C of the Partnership Agreement as modified by the Sixth Amendment, the General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that (except for assets held separately by WHC as provided in Section 7.5.C of the Partnership Agreement as modified by the Sixth Amendment) the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Property assets is held.

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                           AMENDMENT TO SECTION 11.2.C

Section 11.2.C is amended to read as follows:

         Section 11.2      Transfer of General Partner's Partnership Interest

         C. Notwithstanding Section 11 .2.B, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity (other than: (x) the assets held by WHC pursuant to Section 7.5.C of the Partnership Agreement as modified by the Sixth Amendment; and (y) Partnership Units held by the General Partner, whether such Partnership Units constitute the General Partnership Interest or a Limited Partnership Interest), are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed.

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AMENDMENT TO SECTION 13.2.A
Section 13.2.A is amended to read as follows:

         Section 13.2      Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs; provided, however, that each Limited Partners shall have a period of thirty (30) days following notice of a Liquidating Event within which to exercise its Redemption Right by delivery of a Notice of Redemption as described in Section
8.6 of the Partnership Agreement. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof; and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

         (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

         (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

         (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

         (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

             SIGNATURE PAGES OF GENERAL AND LIMITED PARTNERS FOLLOW

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GENERAL PARTNER:

WESTCOAST HOSPITALITY CORPORATION


By: /s/ Richard Barbieri
    --------------------------------------
Richard Barbieri, Senior Vice President

LIMITED PARTNERS:

WESTCOAST HOSPITALITY CORPORATION           DUNSON RIDPATH HOTEL ASSOCIATES
                                            LIMITED PARTNERSHIP
                                            By: Spokane Hotel, Inc., its general
                                            partner

By: /s/ Richard Barbieri
    --------------------------------------
Richard Barbieri, Vice President

                                            By: /s/ Gordon Sondland
                                                --------------------------------
                                            Gordon Sondland, President

NORTH RIVER DRIVE COMPANY                   BARBIERI FAMILY FOUNDATION, INC.

By: /s/ Richard Barbieri                    By: /s/ Richard Barbieri
    --------------------------------------      --------------------------------
Richard Barbieri, Vice President            Richard Barbieri, Vice President

RICHARD BARBIERI/CARA LYN TANGEN:           THOMAS BARBIERI/EILEEN BARBIERI:

/s/ Richard Barbieri                        /s/ Thomas Barbieri
------------------------------------------  ------------------------------------
Richard Barbieri                            Thomas Barbieri

/s/ Cara Lyn Tangen                         /s/ Eileen Barbieri
------------------------------------------  ------------------------------------
Cara Lyn Tangen                             Eileen Barbieri

DONALD BARBIERI/HEATHER BARBIERI:

/s/ Donald K. Barbieri
------------------------------------------
Donald K. Barbieri

/s/ Heather Barbieri
------------------------------------------
Heather Barbieri

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